Rule 424(b)(2)
                                                    Registration Nos. 333-44771
                                                    NASD File No. 961029005
                                                    Cusip #: 52517PNR8

PRICING SUPPLEMENT NO. 319
Trade Date: April 23, 1998 to Prospectus
Supplement dated March 2, 1998
and Prospectus dated February 18, 1998

                                 LEHMAN BROTHERS HOLDINGS INC.
                                  Medium-Term Notes, Series E
                                               (Fixed Rate)

Due from Nine Months to 30 Years from Date of Issue

Pricing to Public:  99.965%

Agent's Commission: .25%

Original Issue Date: 04/28/98

Interest Rate Per Annum:  6.05%

Interest Payment Dates:         Every 2/15 and 8/15 commencing on 8/17/98

Maturity Date:  04/28/00

These Notes, issued under Pricing Supplement No. 319, may be sold in minimum denominations of $1,000, or any amount in excess thereof which is an integral multiple of $1,000.

The aggregate principal amount of this offering is $100,000,000 and relates only to Pricing Supplement No. 319. Medium-Term Notes, Series E may be issued by the Company in an aggregate principal amount of up to $15,162,913,688 and, to date, including this offering, an aggregate of $14,612,287,688 Medium-Term Notes, Series E has been issued and $10,142,052,688 are outstanding.